UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2008

EXLSERVICE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-33089	82-0572194
(Commission File Number)	(I.R.S. Employer Identification No.)

350 Park Avenue New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 277-7100
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2008, ExlService Holdings, Inc. (the “Company”) announced that its Board of Directors (the “Board”) had approved changes it the Company’s management pursuant to its internally developed succession plans.

Effective May 1, 2008:

•	Vikram Talwar, the Company’s current Vice Chairman and CEO, will resign from those positions and become Executive Chairman of the Company;
•	Rohit Kapoor, the Company’s current President and Chief Operating Officer, will resign as Chief Operating Officer and will become the Company’s Chief Executive Officer and President;
•	Pavan Bagai, the Company’s current Head of Outsourcing, will become the Company’s Chief Operating Officer.

In addition, the Company announced that it is in the process of creating the new position of Lead Director of the Board. Steven B. Gruber, currently Chairman of the Board, is expected to be the Company’s Lead Director effective May 1, 2008.

Effective April 15, 2008, Rembert de Villa joined the Company as Vice President, Head of Transformation Services and Managing Principal of Inductis.

Information regarding the business experience of each of Messrs. Talwar, Kapoor, Bagai and Gruber and information regarding any related party transactions between each of them and the Company can be found in the Company’s Definitive Proxy Statement with regard to its 2007 Annual Meeting of Stockholders, which Definitive Proxy Statement was filed with the Securities and Exchange Commission on April 25, 2007.

Prior to joining the Company, Mr. de Villa, 51, served as the Managing Director and Global Practice Leader, Strategic Services at MasterCard Advisors from December 2005 through April 2008 and as Vice President and Financial Services Practice Leader for North America at Capgemini Ernst & Young from March 2003 to December 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXLSERVICE HOLDINGS, INC. (Registrant)
Date: April 18, 2008	By:	/s/ Amit Shashank
Name: Amit Shashank Title: Vice President, General Counsel and Corporate Secretary